January 28, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,765,000
Return Notes Linked to an Equally Weighted Basket
of 15 Reference Stocks with Recovery Potential due
February 9, 2026
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek exposure to the performance of an equally weighted basket of 15
Reference Stocks, which we refer to as the Basket, as may be increased by the Basket Adjustment Factor of 101.50%.
• The Reference Stocks in the Basket represent the common stocks / common shares of 15 U.S.-listed companies selected by BNY Mellon, National Association (“BNYM”), an agent participating in this offering of notes, that exhibited negative performance in 2024 and that it determines may have the potential to recover based on certain factors, including exposure to end-markets that BNYM believes appear to be bottoming, business-restructuring and/or cost-reduction initiatives, improving prices and/or falling costs and improving supply chains and/or inventory destocking. However and despite the name of the Basket, the factors used by BNYM to select the Reference
Stocks may not be indicative of recovery potential, some or all of the Reference Stocks (and therefore the
Basket) may continue to perform poorly over the term of the notes and there is no assurance that any of the
Reference Stocks or the Basket will perform positively over the term of the notes. The Reference Stocks have not been selected by us or our affiliates.
• Investors should be willing to forgo interest and dividend payments and be willing to lose some or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on January 28, 2025 and are expected to settle on or about January 31, 2025.
• CUSIP: 48129KDM9
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$1,765,000
—
$1,765,000
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which BNY Mellon, National Association, acting as agent for JPMorgan Financial, is an investment adviser. This agent will forgo any commissions related to these sales. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $995.60 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Basket: The notes are linked to an equally weighted basket
consisting of 15 Reference Stocks of U.S.-listed companies
selected by BNYM, an agent participating in this offering of notes, that exhibited negative performance in 2024 and that it determines may have the potential to recover based on
certain factors, including exposure to end-markets that BNYM believes appear to be bottoming, business-restructuring
and/or cost-reduction initiatives, improving prices and/or
falling costs and improving supply chains and/or inventory
destocking, as specified under “Key Terms Relating to the
Reference Stocks” in this pricing supplement. However and
despite the name of the Basket, the factors used by
BNYM to select the Reference Stocks may not be
indicative of recovery potential, some or all of the
Reference Stocks (and therefore the Basket) may
continue to perform poorly over the term of the notes
and there is no assurance that any of the Reference
Stocks or the Basket will perform positively over the term
of the notes. The Reference Stocks have not been selected
by us or our affiliates.
Stock Weight: With respect to each Reference Stock, as
specified under “Key Terms Relating to the Reference
Stocks” in this pricing supplement
Basket Adjustment Factor: 101.50%
Pricing Date: January 28, 2025
Original Issue Date (Settlement Date): On or about January
31, 2025
Observation Date*: February 4, 2026
Maturity Date*: February 9, 2026
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Payment at Maturity:
At maturity you will receive a cash payment, for each $1,000 principal amount note, calculated as follows:
$1,000 × (1 + Basket Return) × Basket Adjustment Factor
You will lose some or all of your principal amount at maturity if the Basket Return reflects a decline in the closing level of the Basket of more than approximately 1.47783%.
Basket Return:
(Final Basket Value – Initial Basket Value)
Initial Basket Value
Initial Basket Value: Set equal to 100 on the Pricing Date
Final Basket Value: The closing level of the Basket on the
Observation Date
Closing Level of the Basket:
100 × [1 + sum of (Stock Return of each Reference Stock ×
Stock Weight of that Reference Stock)]
A level of the Basket may be published on the Bloomberg
Professional® service (“Bloomberg”) under the Bloomberg
ticker JPRECOVR. Any levels so published are for
informational purposes only and are not binding in any way
with respect to the notes. Although that level may appear
under that Bloomberg ticker during the term of the notes, any such level may not be the same as the closing level of the
Basket determined by the calculation agent for the
Observation Date. You will not have any rights or claims,
whether legal or otherwise, relating to any information
regarding that level (whether displayed on Bloomberg or
elsewhere) with respect to the notes.
Stock Return: With respect to each Reference Stock,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Reference Stock, the
closing price of one share of that Reference Stock on the
Pricing Date, as specified under “Key Terms Relating to the
Reference Stocks” in this pricing supplement
Final Value: With respect to each Reference Stock, the
closing price of one share of that Reference Stock on the
Observation Date
Stock Adjustment Factor: With respect to each Reference
Stock, the Stock Adjustment Factor is referenced in
determining the closing price of one share of that Reference
Stock and is set equal to 1.0 on the Pricing Date. The Stock
Adjustment Factor of each Reference Stock is subject to
adjustment upon the occurrence of certain corporate events
affecting that Reference Stock. See “The Underlyings —
Reference Stocks — Anti-Dilution Adjustments” and “The
Underlyings — Reference Stocks — Reorganization Events”
in the accompanying product supplement for further
information.

PS-2 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Key Terms Relating to the Reference Stocks
BNY Mellon, National Association, an agent participating in this offering of notes, selected the Reference Stocks for inclusion in the
Basket. The Reference Stocks have not been selected by us or our affiliates.
Reference Stock
Bloomberg
Ticker Symbol
Stock Weight
Initial Value
Common stock of The AES Corporation, par value $0.01 per share
AES
1/15
$11.01
Common stock of American Tower Corporation, par value $0.01 per share
AMT
1/15
$186.93
Common stock of Devon Energy Corporation, par value $0.10 per share
DVN
1/15
$34.88
Common stock of DexCom, Inc., par value $0.001 per share
DXCM
1/15
$88.35
Common shares of Everest Group, Ltd., par value $0.01 per share
EG
1/15
$367.47
Common stock of Entegris, Inc., par value $0.01 per share
ENTG
1/15
$97.36
Common stock of EPAM Systems, Inc., par value $0.001 per share
EPAM
1/15
$255.14
Common stock of FMC Corporation, par value $0.10 per share
FMC
1/15
$56.25
Common stock of Globe Life Inc., par value $1.00 per share
GL
1/15
$121.61
Common stock of Lam Research Corporation, par value $0.001 per share
LRCX
1/15
$74.51
Common stock of MongoDB, Inc., par value $0.001 per share
MDB
1/15
$284.00
Common stock of Prologis, Inc., par value $0.01 per share
PLD
1/15
$120.21
Common stock of Stanley Black & Decker, Inc., par value $2.50 per share
SWK
1/15
$88.84
Common stock of UnitedHealth Group Incorporated, par value $0.01 per share
UNH
1/15
$542.48
Common stock of Zoetis Inc., par value $0.01 per share
ZTS
1/15
$170.42

PS-3 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Supplemental Terms of the Notes
Any values of the Reference Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes.
Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• an Initial Basket Value of 100.00; and
• a Basket Adjustment Factor of 101.50%.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Basket Value
Basket Return
Total Return on the Notes
Payment at Maturity
165.00000
65.00000%
67.475%
$1,674.75
150.00000
50.00000%
52.250%
$1,522.50
140.00000
40.00000%
42.100%
$1,421.00
130.00000
30.00000%
31.950%
$1,319.50
120.00000
20.00000%
21.800%
$1,218.00
110.00000
10.00000%
11.650%
$1,116.50
105.00000
5.00000%
6.575%
$1,065.75
101.00000
1.00000%
2.515%
$1,025.15
100.00000
0.00000%
1.500%
$1,015.00
99.00000
-1.00000%
0.485%
$1,004.85
98.52217
-1.47783%
0.000%
$1,000.00
95.00000
-5.00000%
-3.575%
$964.25
90.00000
-10.00000%
-8.650%
$913.50
80.00000
-20.00000%
-18.800%
$812.00
70.00000
-30.00000%
-28.950%
$710.50
60.00000
-40.00000%
-39.100%
$609.00
50.00000
-50.00000%
-49.250%
$507.50
40.00000
-60.00000%
-59.400%
$406.00
30.00000
-70.00000%
-69.550%
$304.50
20.00000
-80.00000%
-79.700%
$203.00
10.00000
-90.00000%
-89.850%
$101.50
0.00000
-100.00000%
-100.000%
$0.00

PS-4 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Basket Returns. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.
How the Notes Work
Investors will receive at maturity a cash payment, for each $1,000 principal amount note, equal to $1,000 × (1 + Basket Return) ×
Basket Adjustment Factor. The Basket Adjustment Factor is 101.50%.
Upside Scenario:
• If the closing level of the Basket increases 5.00%, investors will receive at maturity a return equal to 6.575%, or $1,065.75 per
$1,000 principal amount note.
Par Scenario:
• If the Final Basket Value declines approximately 1.47783%, investors will receive at maturity the principal amount of their notes.
Downside Scenario:
• If the closing level of the Basket declines 60.00%, investors will lose 59.40% of their principal amount and receive only $406.00 per
$1,000 principal amount note at maturity, calculated as follows:
$1,000 × (1 + -60%) × 101.50% = $406.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-5 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. The amount payable at maturity, if any, will reflect the performance of the
Basket, as increased by the Basket Adjustment Factor. You will lose some or all of your principal amount at maturity if the Basket
Return reflects a decline in the closing level of the Basket of more than approximately 1.47783%.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE NOTES DO NOT PAY INTEREST.
• CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE STOCKS —
The notes are linked to an equally weighted Basket composed of 15 Reference Stocks. In calculating the Final Basket Value, an increase in the price of one share of one of the Reference Stocks may be moderated, or more than offset, by lesser increases or declines in the prices of one share of the other Reference Stocks. In addition, high correlation of movements in the prices of one share of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes.
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY
REFERENCE STOCK.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN —
You should evaluate an investment in the notes in light of your particular circumstances. If you are a Non-U.S. Holder, we expect that implicit dividend equivalent amounts will be withheld upon at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty, unless that income is effectively connected with your conduct of a trade or business in the United
States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States), in which case, in order to avoid withholding, you will likely be required to provide a properly completed IRS Form W-8ECI. Any “effectively connected income” from your notes, which includes any gain from the sale or settlement of your notes that is treated as effectively connected with your conduct of a United States trade or business, will be subject to U.S. federal income tax, and will require you to file U.S.
federal income tax returns, in each case in the same manner as if you were a U.S. Holder. If you are not a United States person,

PS-6 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances.
We will not pay any additional amounts with respect to any withholding tax.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the level of the Basket. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which

PS-7 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Basket
• NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —
We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• THE INVESTMENT STRATEGY REPRESENTED BY THE BASKET MAY NOT BE SUCCESSFUL —
The Reference Stocks in the Basket represent the common stocks / common shares of 15 U.S.-listed companies selected by
BNYM, an agent participating in this offering of notes, that exhibited negative performance in 2024 and that it determines may have the potential to recover based on certain factors, including exposure to end-markets that BNYM believes appear to be bottoming, business-restructuring and/or cost-reduction initiatives, improving prices and/or falling costs and improving supply chains and/or inventory destocking. However and despite the name of the Basket, the factors used by BNYM to select the Reference
Stocks may not be indicative of recovery potential, some or all of the Reference Stocks (and therefore the Basket) may continue to perform poorly over the term of the notes and there is no assurance that any of the Reference Stocks or the
Basket will perform positively over the term of the notes. You should undertake your own investigation into each Reference
Stock and its issuer, and you should make your own determination as to the recovery potential of the Reference Stocks and the
Basket. It is possible that the investment strategy represented by the Basket will not be successful and that the levels of the
Basket and the notes will be adversely affected. Moreover, there can be no assurance that the Reference Stocks or the Basket will outperform any other U.S.-listed companies or baskets with recovery potential.
• THE REFERENCE STOCKS ARE CONCENTRATED IN THE FINANCIAL AND TECHNOLOGY SECTORS —
A substantial portion of the Reference Stocks has been issued by companies whose business is associated with the financial and technology sectors. Because the value of the notes is determined by the performance of the Basket consisting of the Reference
Stocks, an investment in these notes will be concentrated in these sectors. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers.
• RISKS ASSOCIATED WITH NON-U.S. COMPANIES WITH RESPECT TO THE COMMON SHARES OF EVEREST GROUP,
LTD. —
The common shares of Everest Group, Ltd. have been issued by a non-U.S. company. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
• IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE VALUE OF CASH,
SECURITIES (INCLUDING SECURITIES OF OTHER ISSUERS) OR OTHER PROPERTY DISTRIBUTED TO HOLDERS OF A
REFERENCE STOCK UPON THE OCCURRENCE OF A REORGANIZATION EVENT —
Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a liquidation of a
Reference Stock issuer or other reorganization events affect a Reference Stock issuer as described in the accompanying product supplement, a portion of any payment on the notes may be based on the common stock (or other security) of a successor to that
Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in the relevant corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. The specific corporate events that can lead to these adjustments and the procedures for selecting the Exchange
Property (as defined in the accompanying product supplement) are described in the accompanying product supplement.
• THE ANTI-DILUTION PROTECTION FOR EACH REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect a Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-8 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
The Basket
The return on the notes is linked to an equally weighted basket consisting of 15 Reference Stocks of U.S.-listed companies selected by
BNYM, an agent participating in this offering of notes, that exhibited negative performance in 2024 and that it determines may have the potential to recover based on certain factors, including exposure to end-markets that BNYM believes appear to be bottoming, business-
restructuring and/or cost-reduction initiatives, improving prices and/or falling costs and improving supply chains and/or inventory destocking. However and despite the name of the Basket, the factors used by BNYM to select the Reference Stocks may not be indicative of recovery potential, some or all of the Reference Stocks (and therefore the Basket) may continue to perform poorly over the term of the notes and there is no assurance that any of the Reference Stocks or the Basket will perform positively over the term of the notes. The Reference Stocks have not been selected by us or our affiliates.
All information contained in this pricing supplement on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of
1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.
We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
Reference Stock
Bloomberg
Ticker Symbol
Relevant Exchange
SEC File Number
Closing Price on
January 28, 2025
Common stock of The AES Corporation, par value
$0.01 per share
AES
New York Stock Exchange
001-12291
$11.01
Common stock of American Tower Corporation, par
value $0.01 per share
AMT
New York Stock Exchange
001-14195
$186.93
Common stock of Devon Energy Corporation, par value
$0.10 per share
DVN
New York Stock Exchange
001-32318
$34.88
Common stock of DexCom, Inc., par value $0.001 per
share
DXCM
The Nasdaq Stock Market
000-51222
$88.35
Common shares of Everest Group, Ltd., par value
$0.01 per share
EG
New York Stock Exchange
001-15731
$367.47
Common stock of Entegris, Inc., par value $0.01 per
share
ENTG
The Nasdaq Stock Market
001-32598
$97.36
Common stock of EPAM Systems, Inc., par value
$0.001 per share
EPAM
New York Stock Exchange
001-35418
$255.14
Common stock of FMC Corporation, par value $0.10
per share
FMC
New York Stock Exchange
001-02376
$56.25
Common stock of Globe Life Inc., par value $1.00 per
share
GL
New York Stock Exchange
001-08052
$121.61
Common stock of Lam Research Corporation, par
value $0.001 per share
LRCX
The Nasdaq Stock Market
000-12933
$74.51
Common stock of MongoDB, Inc., par value $0.001 per
share
MDB
The Nasdaq Stock Market
001-38240
$284.00

PS-9 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Reference Stock
Bloomberg
Ticker Symbol
Relevant Exchange
SEC File Number
Closing Price on
January 28, 2025
Common stock of Prologis, Inc., par value $0.01 per
share
PLD
New York Stock Exchange
001-13545
$120.21
Common stock of Stanley Black & Decker, Inc., par
value $2.50 per share
SWK
New York Stock Exchange
001-05224
$88.84
Common stock of UnitedHealth Group Incorporated,
par value $0.01 per share
UNH
New York Stock Exchange
001-10864
$542.48
Common stock of Zoetis Inc., par value $0.01 per share
ZTS
New York Stock Exchange
001-35797
$170.42
According to publicly available filings of the relevant Reference Stock issuer with the SEC:
• The AES Corporation is an energy company that operates a portfolio of electricity generation and distribution businesses.
• American Tower Corporation is a real estate investment trust and is an owner, operator and developer of multitenant communications real estate.
• Devon Energy Corporation is an energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquids.
• Dexcom, Inc. is a medical device company primarily focused on the design, development and commercialization of continuous glucose monitoring systems for the management of diabetes by patients, caregivers and clinicians.
• Everest Group, Ltd., a Bermudan company, is a reinsurance and insurance organization.
• Entegris, Inc. is a supplier of advanced materials and process solutions for the semiconductor and other high-technology industries.
• EPAM Systems, Inc. provides digital platform engineering and software development services to customers.
• FMC Corporation is an agricultural sciences company that develops, markets and sells three major classes of crop protection chemicals: insecticides, herbicides and fungicides, as well as biologicals, crop nutrition and seed treatment products.
• Globe Life Inc. provides a variety of life and supplemental health insurance products and annuities to its customers.
• Lam Research Corporation is a supplier of wafer fabrication equipment and services to the semiconductor industry.
• MongoDB, Inc. is a developer data platform company that offers a set of database and related services.
• Prologis, Inc. is a self-administered and self-managed real estate investment trust that invests in real estate through wholly owned subsidiaries and other entities through which it co-invests with partners and investors.
• Stanley Black & Decker, Inc. is a provider of hand tools, power tools, outdoor products and related accessories, as well as a provider of engineered fastening solutions.
• UnitedHealth Group Incorporated operates an information and technology-enabled health service business serving the health care marketplace and a health benefits business.
• Zoetis Inc. is engaged in the discovery, development, manufacture and commercialization of medicines, vaccines, diagnostic products and services, biodevices, genetic tests and precision animal health.
Historical Information
The first graph sets forth the historical performance of the Basket as a whole based on the weekly historical closing prices of one share of each Reference Stock from January 3, 2020 through January 24, 2025. The graph of the historical performance of the Basket assumes that the closing level of the Basket on January 3, 2020 was 100 and that the Stock Weights of the Reference Stocks were as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement on that date.
The historical closing levels of the Basket and the historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Basket on the Observation Date or the closing prices of one share of any Reference Stock on the Observation Date. There can be no assurance that the performance of the
Basket will result in the return of any of your principal amount.

PS-10 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential

PS-11 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential

PS-12 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential

PS-13 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential

PS-14 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential

PS-15 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax
Consequences—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions That Are Not Debt Instruments” in the
accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. The notes could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the notes that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260)
would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the notes. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the notes. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.
The IRS or a court may not respect the treatment of the notes described above, in which case the timing and character of any income or loss on your notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.
Regulations under Code Section 871(m) impose a 30% withholding tax (or a lower rate under an applicable treaty) on certain “dividend equivalents” paid or deemed paid to non-U.S. Holders with respect to derivatives linked to U.S. stocks, even in cases where the derivatives do not provide for payments explicitly linked to dividends. Accordingly, the applicable Treasury regulations can deem non-
U.S. investors to be receiving dividend equivalents in respect of those underlying U.S. stocks even if no payments on the notes are directly traceable to any such dividends.

PS-16 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Section 871(m) generally applies to notes that substantially replicate the economic performance of one or more Underlying Securities, as determined upon issuance, based on tests set forth in the applicable Treasury regulations (each a “Specified Security”). We intend to treat the notes as Specified Securities and therefore as being subject to Section 871(m).
We have estimated the implicit dividend equivalent amounts relating to all Underlying Securities with respect to a note as set forth in the table below. We will treat these amounts as paid on the dates set forth in the table below. If you are a Non-U.S. Holder, you should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of the estimated implicit dividend equivalent amounts from your payment at maturity, if not sooner, based on the payment schedule listed in the table below. Furthermore, if you sell or otherwise dispose of the notes prior to maturity, you should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of any estimated implicit dividend equivalent amounts that have accrued on the notes and that have not already been withheld on. We will not provide any further information concerning the actual dividend equivalent amounts, which may differ from our estimated implicit dividend equivalent amounts. You should consult your tax adviser regarding the application of these rules.
Our determinations (including with respect to the dividend equivalent amounts) are generally binding on you, but are not binding on the
IRS, and the IRS may disagree with our determinations. Section 871(m) is complex and its application may depend on your particular circumstances. You should consult your tax adviser regarding the application of Section 871(m) to the notes.
We will not pay any additional amounts with respect to any withholding tax.
Reference Stock
Bloomberg Ticker Symbol
Deemed Payment
Dates
Expected Dividend
Amounts
Common stock of The AES Corporation, par value
$0.01 per share
AES
2/24/2025
$0.18
7/14/2025
$0.18
10/6/2025
$0.18
12/2/2025
$0.18
Common stock of American Tower Corporation, par
value $0.01 per share
AMT
3/7/2025
$1.67
5/22/2025
$1.67
9/18/2025
$1.67
12/4/2025
$1.67
Common stock of Devon Energy Corporation, par
value $0.10 per share
DVN
2/18/2025
$0.22
5/1/2025
$0.22
8/6/2025
$0.22
11/4/2025
$0.22
Common stock of DexCom, Inc., par value $0.001 per
share
DXCM
N/A
$0
Common shares of Everest Group, Ltd., par value
$0.01 per share
EG
2/24/2025
$2.00
5/13/2025
$2.10
8/13/2025
$2.10
11/18/2025
$2.10
Common stock of Entegris, Inc., par value $0.01 per
share
ENTG
1/17/2025
$0.12
4/17/2025
$0.12
7/18/2025
$0.12
10/17/2025
$0.12

PS-17 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Reference Stock
Bloomberg Ticker Symbol
Deemed Payment
Dates
Expected Dividend
Amounts
1/16/2026
$0.12
Common stock of EPAM Systems, Inc., par value
$0.001 per share
EPAM
N/A
$0
Common stock of FMC Corporation, par value $0.10
per share
FMC
2/28/2025
$0.58
4/29/2025
$0.58
7/18/2025
$0.58
12/19/2025
$0.63
Common stock of Globe Life Inc, par value $1.00 per
share
GL
3/5/2025
$0.26
5/15/2025
$0.26
9/9/2025
$0.26
11/18/2025
$0.26
Common stock of Lam Research Corporation, par
value $0.001 per share
LRCX
2/6/2025
$0.23
5/9/2025
$0.23
8/28/2025
$0.26
11/14/2025
$0.26
2/5/2026
$0.26
Common stock of MongoDB, Inc., par value $0.001
per share
MDB
N/A
$0
Common stock of Prologis, Inc, par value $0.01 per
share
PLD
2/21/2025
$1.06
5/2/2025
$1.06
9/3/2025
$1.06
12/3/2025
$1.06
Common stock of Stanley Black & Decker, Inc., par
value $2.50 per share
SWK
2/25/2025
$0.82
4/21/2025
$0.82
7/24/2025
$0.84
10/24/2025
$0.84
Common stock of UnitedHealth Group Incorporated,
par value $0.01 per share
UNH
2/21/2025
$2.10
6/4/2025
$2.25
8/13/2025
$2.25
11/7/2025
$2.25
Common stock of Zoetis Inc., par value $0.01 per
share
ZTS
2/7/2025
$0.50
5/20/2025
$0.50
10/16/2025
$0.50

PS-18 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
Reference Stock
Bloomberg Ticker Symbol
Deemed Payment
Dates
Expected Dividend
Amounts
12/5/2025
$0.57
2/6/2026
$0.57
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in
this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the

PS-19 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

PS-20 | Structured Investments
Return Notes Linked to an Equally Weighted Basket of 15 Reference
Stocks with Recovery Potential
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.